Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this PostEffective Amendment No. 5 to the Registration Statement of The Diversified Investors Strategic Allocation Funds on Form N1A (File Nos, 33300295 and 81107495) of our reports dated February 18, 1999, on our audits of the financial statements and financial highlights of The Diversified Investors Strategic Allocation Funds, The Diversified Investors Funds Group and Diversified Investors Portfolios, which reports are included in the 1998 Annual Report of The Diversified Investors Funds Group and Strategic Allocation Funds, which is also incorporated by reference in this Post Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.



                                            PricewaterhouseCoopers LLP




New York, New York
April 29, 1999